As filed with the Securities and Exchange Commission on July 21, 2016

Registration No. 333-212468

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Pan American Silver Corp.

(Exact name of Registrant as specified in its charter)

British Columbia	1044	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 1500 – 625 Howe Street

Vancouver, British Columbia, Canada, V6C 2T6

(604) 684-1175

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address and telephone number of agent for service in the United States)

Copies to:

Riccardo A. Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750, P.O. Box 258 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700	Graeme Martindale, Esq. Borden Ladner Gervais LLP 1200 Waterfront Centre, 200 Burrard Street P.O. Box 48600 Vancouver, British Columbia, Canada V7X 1T2 (604) 640-4179

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☑	At some future date (check the appropriate box below):

		1.	☐	pursuant to Rule 467(b) on ( ) at ( ).

		2.	☐	pursuant to Rule 467(b) on ( ) at ( ) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

		3.	☑

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

		4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.    ☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue	July 21, 2016

US$500,000,000

Common Shares

Debt Securities

Subscription Receipts

Units

Warrants

Pan American Silver Corp. (“Pan American Silver”, the “Corporation”, “we” or “us”) may offer and sell from time to time, common shares (the “Common Shares”), debt securities (the “Debt Securities”), subscription receipts (the “Subscription Receipts”), units (the “Units”) and warrants to purchase Common Shares or Debt Securities (the “Warrants”) (all of the foregoing, collectively, the “Securities”) or any combination thereof in one or more series or issuances up to an aggregate total offering price of US$500,000,000 (or the equivalent thereof in Canadian dollars or any other currencies) during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments thereto, remains effective. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”).

Pan American Silver is permitted, under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of British Columbia, Canada, that some or all of its officers and directors are residents of a foreign country, that some or all of the experts named in this Prospectus are, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and a substantial portion of the assets of the Corporation and said persons may be located outside of the United States.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) nor any state or Canadian securities commission or regulatory authority nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offence.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading “Certain Federal Income Tax Considerations” as well as the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

All applicable information permitted under applicable laws to be omitted from this Prospectus that has been omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to this Prospectus.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Corporation may offer and sell Securities to, or through, underwriters or dealers and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered pursuant to this Prospectus will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Corporation, if any, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. However, no underwriter or dealer involved in an “at-the-market distribution”, as defined in Canadian National Instrument 44-102 – Shelf Distributions (“NI 44-102”), no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. See “Plan of Distribution”.

ii

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “PAA” and are listed on the NASDAQ Stock Market (the “NASDAQ”) under the symbol “PAAS”. On July 20, 2016, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was C$23.11 and on the NASDAQ was US$17.69. Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Debt Securities, Subscription Receipts, Units and Warrants may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Debt Securities, Subscription Receipts, Units and Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

The Corporation’s head office is located at 1500 – 625 Howe Street, Vancouver, British Columbia, V6C 2T6, and its registered office is located at 1200 Waterfront Centre, 200 Burrard St, P.O. Box 48600, Vancouver, BC, Canada V7X 1T2.

Investing in the Securities involves significant risks. Prospective purchasers of the Securities should carefully consider the risk factors described under the heading “Risk Factors” and elsewhere in this Prospectus, in documents incorporated by reference in this Prospectus and in the applicable Prospectus Supplement with respect to a particular offering of Securities.

All dollar amounts in this Prospectus are in United States dollars, unless otherwise indicated. See “Currency Presentation and Exchange Rate Information”.

iii

Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide readers with different information. The Corporation is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. Readers should not assume that the information contained in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date on the front of such documents, regardless of the time of delivery of this Prospectus and any applicable Prospectus Supplement or of any sale of the Securities. Information contained on the Corporation’s website should not be deemed to be a part of this Prospectus or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.

References to “Pan American Silver”, “the Corporation”, “we” or “us” include direct and indirect subsidiaries of Pan American Silver, where applicable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

The information included and incorporated by reference herein contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking statements”).

Key things to understand about the forward-looking statements in this Prospectus and the documents incorporated by reference herein are:

•

They typically include words and phrases about the future, such as believe, estimate, anticipate, expect, plan, intend, predict, goal, target, forecast, project, scheduled, potential, strategy, proposed, will, objective, guidance, outlook and budget.

•	They are based on a number of material assumptions, including, but not limited to, those we have listed below, that may prove to be incorrect.

•

Actual results and events may be significantly different from what we currently expect, because of, among other things, the risks associated with our business. See the “Risk Factors” section of this Prospectus.

Forward-looking statements are designed to help readers understand management’s current views of the Corporation’s near and longer term prospects. It may not be appropriate for other purposes. We do not intend to update forward-looking statements unless we are required to do so by applicable securities laws.

Examples of forward-looking statements in this Prospectus and the documents incorporated by reference herein include:

•	the price of silver and other metals;

•	the sufficiency of our current working capital, anticipated operating cash flow or our ability to raise necessary funds;

•

the accuracy of mineral reserve and mineral resource estimates, estimates of future production and future cash, and total costs of production, as applicable, at Huaron, Morococha, La Colorada, Dolores, Alamo Dorado, Manantial Espejo, Navidad, San Vicente, or other properties;

•	estimated production rates for silver and other payable metals we produce, timing of production and estimated cash and total costs of production, including forecasted cash costs of production;

•

the estimated cost of and availability of funding for ongoing capital replacement, improvement or remediation programs, and the availability of funding for future construction and development projects;

•	estimated costs of construction, development and ramp-up of our projects;

•	future successful development of the Navidad property and our other development projects;

•

the effects of laws, regulations and government policies affecting our operations, including, without limitation, expectations relating to or the effect of certain highly restrictive laws and regulations applicable to mining in the Province of Chubut, Argentina;

•

the estimates of expected or anticipated economic returns from a mining project, as reflected in preliminary economic assessments, feasibility and pre-feasibility studies or other reports prepared in relation to development of projects;

•	estimated exploration expenditures to be incurred on our various silver exploration properties;

•	compliance with environmental, health, safety and other regulations;

•	estimated future closure, reclamation and remediation costs;

•	forecast capital and non-operating spending;

•	estimates of foreign exchange rates and future income tax rates;

•	future sales of the metals, concentrates or other products produced by us;

•	continued access to necessary infrastructure, including, without limitation, access to power, water, lands and roads to carry on activities as planned;

•

our plans and expectations for our properties and operations, including, without limitation, production estimates, forecasts regarding investment activities, and other matters discussed under the heading “Outlook for 2016” in the Annual Information Form (as defined herein) with respect to each of our material properties;

•	the expected investment and development activities at the La Colorada mine;

•	the expected investment and development activities at the Dolores mine; and

•	the ability to obtain permits, including for future project development and expansion.

The forward-looking statements in this Prospectus and the documents incorporated by reference herein reflect our current views with respect to future events and are necessarily based upon a number of assumptions and estimates that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors, both known and unknown, including those outlined in the “Risk Factors” section herein, could cause actual results, performance or achievements to be materially different from the results, performance or achievements that are or may be expressed or implied by such forward-looking statements contained in this Prospectus and documents incorporated by reference, and we have made assumptions based on or related to many of these factors.

Such factors include, without limitation:

•	fluctuations in spot and forward markets for silver, gold, base metals and certain other commodities (such as natural gas, fuel oil and electricity);

•	restrictions on mining in the jurisdictions in which we operate;

•	laws and regulations governing our operation, exploration and development activities;

•	our ability to obtain or renew the licenses and permits necessary for the operation and expansion of our existing operations and for the development, construction and commencement of new operations;

•

risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected geological or structural formations, pressures, cave-ins and flooding);

•	inherent risks associated with tailings facilities and heap leach operations, including failure or leakages;

•	the speculative nature of mineral exploration and development;

•	diminishing quantities or grades of mineral reserves as properties are mined;

•	the inability to determine, with certainty, the production of metals or the price to be received before mineral reserves or mineral resources are actually mined;

•	the inability to determine, with certainty, production and cost estimates;

•	inadequate or unreliable infrastructure (such as roads, bridges, power sources and water supplies);

•	environmental regulations and legislation;

•	reclamation requirements;

•	risks relating to our operations in Peru, Mexico, Argentina, Bolivia and other foreign jurisdictions where we may operate;

•	risks relating to the creditworthiness and financial condition of our suppliers, refiners and other third parties;

•	fluctuations in currency markets (such as the Peruvian nuevo sol, Mexican peso, Argentine peso and Bolivian boliviano versus the U.S. dollar and Canadian dollar);

•	the volatility of the metals markets, and its potential to impact our ability to meet our financial obligations;

•	the inability to recruit and retain qualified personnel;

•	employee relations;

•	disputes as to the validity of mining or exploration titles or claims or rights, which constitute most of our property holdings;

•	our ability to complete and successfully integrate acquisitions;

•	increased competition in the mining industry for properties and equipment;

•	limited supply of materials and supply chain disruptions;

•	relations with and claims by indigenous populations;

•	relations with and claims by local communities and non-governmental organizations;

•	the effectiveness of our internal control over financial reporting;

•	claims and legal proceedings arising in the ordinary course of business activities;

•	our broad discretion relating to the use of proceeds raised hereunder;

•	the absence of a market through which our securities, other than Common Shares, may be sold; and

•	those factors identified under the caption “Risks Related to our Business” in the Annual Information Form and those contained elsewhere in the documents incorporated by reference herein.

You should not attribute undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as described. We do not intend to update forward-looking statements to reflect changes in assumptions or changes in circumstances or any other events affecting such information, other than as required by applicable law.

CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING PRESENTATION OF

MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

This Prospectus, including the documents incorporated by reference herein, has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of United States securities laws. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms defined in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in Industry Guide 7 (“SEC Industry Guide 7”) under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Also, under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this Prospectus and the documents incorporated by reference herein that describes the Corporation’s mineral deposits may not be comparable to similar information made public by U.S. companies subject to reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

See “Glossary of Terms” in the Annual Information Form, which is incorporated by reference herein, for a description of certain of the mining terms used in this Prospectus and the documents incorporated by reference herein.

FINANCIAL INFORMATION

Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus is determined using IFRS, which differs from United States generally accepted accounting principles.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The financial statements of the Corporation incorporated by reference in this Prospectus are reported in United States dollars. All dollar amounts referenced, unless otherwise indicated, are expressed in United States dollars and are referred to as “US$”. Canadian dollars are referred to as “C$”.

The high, low and closing noon spot rates for Canadian dollars in terms of the United States dollar for each of the three most recent years ended December 31, and each of the two most recent three-month periods ended March 31 as quoted by the Bank of Canada, were as follows:

	Three Months ended March 31 (C$)		Year ended December 31 (C$)
	2016	2015	2015	2014	2013
High	1.4589	1.2803	1.3990	1.1643	1.0706
Low	1.2962	1.1728	1.1728	1.0614	0.9832
Closing	1.2971	1.2683	1.3840	1.1601	1.0623

On July 20, 2016, the noon spot rate for Canadian dollars in terms of the United States dollar, as quoted by the Bank of Canada, was US$1.00 = C$1.3040.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces of Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Corporation at its head office at 1500 – 625 Howe Street, Vancouver, British Columbia, V6C 2T6, telephone (604) 684-1175, and are also available electronically in Canada through the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov. The filings of the Corporation through SEDAR and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents, filed by the Corporation with the securities commissions or similar authorities in each of the provinces of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the annual information form of the Corporation for the year ended December 31, 2015 dated March 24, 2016 (the “Annual Information Form”);

(b)

the audited consolidated financial statements of the Corporation for the years ended December 31, 2015 and 2014, together with the independent registered public accounting firm’s report thereon and the notes thereto;

(c)	management’s discussion and analysis of the Corporation for the year ended December 31, 2015 (the “Annual MD&A”);

(d)

the unaudited condensed interim consolidated financial statements of the Corporation for the three months ended March 31, 2016 and 2015, together with the notes thereto (the “Interim Financial Statements”);

(e)	management’s discussion and analysis of the Corporation for the three months ended March 31, 2016; and

(f)	the management information circular of the Corporation dated April 7, 2016 prepared in connection with the annual and special meeting of shareholders of the Corporation held on May 11, 2016.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions filed by the Corporation with the securities commissions or similar regulatory authorities in the applicable provinces of Canada after the date of this Prospectus and prior to the date that is 25 months from the date hereof shall be deemed to be incorporated by reference in this Prospectus. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement (as defined below) (in the case of a report on Form 6-K, if and to the extent expressly provided in such report).

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

Upon a new annual information form and the related annual financial statements being filed by the Corporation with the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements (and related management’s discussion and analysis for such periods), material change reports and management information circulars filed prior to the commencement of the Corporation’s financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous interim consolidated financial statements and the accompanying management’s discussion and analysis filed shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for the annual meeting of shareholders being filed by the Corporation with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement (as defined below) of which this Prospectus forms a part: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consent of Deloitte LLP; (3) powers of attorney from certain of the Corporation’s directors and officers; (4) the consents of the “qualified persons” referred to in this Prospectus under “Interests of Experts”; and (5) the form of indenture relating to the Debt Securities. A copy of the form of warrant agreement, subscription receipt agreement, or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

AVAILABLE INFORMATION

The Corporation is subject to the informational requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information filed by the Corporation with, or furnished to, the SEC may be inspected and copied at the public reference facilities maintained by the SEC in the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549 by paying a fee. Prospective investors may call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information regarding the public reference facilities. The SEC also maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

The Corporation has filed with the SEC a registration statement on Form F-10 (the “Registration Statement”) under the U.S. Securities Act with respect to the Securities. This Prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Corporation and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC’s website: www.sec.gov.

THE CORPORATION

Pan American Silver is principally engaged in the operation and development of, and exploration for, silver producing properties and assets. Pan American Silver’s principal product is silver, although it also produces and sells gold, zinc, lead, and copper. At present, Pan American Silver carries on mining operations and is developing mining projects in Mexico, Peru, Argentina and Bolivia, and has control over non-producing silver assets in each of those jurisdictions and in the United States. Exploration work is carried out in all of those countries, as well as elsewhere throughout the world.

For a further description of the business of the Corporation, see the sections entitled “General Development of the Business” and “Narrative Description of the Business” in the Annual Information Form.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share and loan capital of the Corporation, on a consolidated basis, since March 31, 2016.

USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of Securities, the Corporation intends to use the net proceeds from the sale of Securities for general working capital purposes, and for one or more other general corporate purposes including to complete corporate acquisitions, to, directly or indirectly, finance future growth opportunities and to repay existing or future indebtedness. More detailed information regarding the use of proceeds, and the amount of net proceeds to be used for any such purposes will be set forth in any applicable Prospectus Supplement. The Corporation may invest net proceeds which it does not immediately use. Such investments may include short-term marketable investment grade securities.

EARNINGS COVERAGE RATIO

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement(s) with respect to the issuance of Debt Securities pursuant to this Prospectus.

PLAN OF DISTRIBUTION

The Corporation may, from time to time, during the 25-month period that this Prospectus remains valid, offer for sale and issue Securities. The Corporation may issue and sell up to an aggregate total offering price of US$500,000,000 (or the equivalent thereof in Canadian dollars or any other currencies).

The Corporation may sell the Securities, separately or together, to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Corporation from the sale of the Securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX, the NASDAQ or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter or dealer involved in an “at the market distribution”, as defined in NI 44-102, no affiliate of such an underwriter or dealer and no person acting jointly or in concert with such an underwriter or dealer will over allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Debt Securities, Subscription Receipts, Units and Warrants may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Debt Securities, Subscription Receipts, Units and Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

DESCRIPTION OF SECURITIES

Common Shares

The Corporation is authorized to issue 200,000,000 Common Shares, without par value, of which 152,189,889 are issued and outstanding as at July 20, 2016. There are also options outstanding to purchase up to 1,338,392 Common Shares at prices ranging from C$9.76 to C$40.22 as at July 20, 2016. Holders of Common Shares are entitled to one vote per Common Share at all meetings of shareholders, to receive dividends as and when declared by the directors of the Corporation and to receive a pro rata share of the assets of the Corporation available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Corporation. There are no pre-emptive, conversion or redemption rights attached to the Common Shares.

Debt Securities

In this section describing the Debt Securities, the term “Corporation” refers only to Pan American Silver Corp. without any of its subsidiaries. The following description sets forth certain general terms and provisions of Debt Securities that may be issued hereunder and is not intended to be complete. The Debt Securities may be offered separately or together with other Securities, as the case may be. The specific terms of Debt Securities, including the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement.

The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Corporation and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been filed with the SEC as an exhibit to the Registration Statement and will be filed with the securities commissions or similar authorities in each of the provinces of Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture.

General

The Indenture does not limit the aggregate principal amount of Debt Securities which the Corporation may issue under the Indenture and does not limit the amount of other indebtedness that the Corporation may incur. The Indenture provides that the Corporation may issue Debt Securities from time to time in one or more series which may be denominated and payable in United States dollars, Canadian dollars or any other currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture also permits the Corporation, without the consent of the holders of any Debt Securities, to increase the principal amount of any series of Debt Securities the Corporation has previously issued under the Indenture and to issue such increased principal amount.

The particular terms relating to Debt Securities offered by a Prospectus Supplement (the “Offered Securities”) will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•

the specific designation of the Offered Securities; any limit on the aggregate principal amount of the Offered Securities; the date or dates, if any, on which the Offered Securities will mature and the portion (if less than all of the principal amount) of the Offered Securities to be payable upon declaration of acceleration of maturity;

•

the rate or rates (whether fixed or variable) at which the Offered Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Offered Securities that are in registered form;

•	the terms and conditions under which the Corporation may be obligated to redeem, repay or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which the Corporation may redeem the Offered Securities, in whole or in part, at its option;

•	the covenants applicable to the Offered Securities;

•	the terms and conditions for any conversion or exchange of the Offered Securities for any other securities;

•

whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities which are in bearer form and as to exchanges between registered form and bearer form;

•	whether the Offered Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

•

the denominations in which registered Offered Securities will be issuable, if other than denominations of US$2,000 and integral multiples of US$1,000 and the denominations in which bearer Offered Securities will be issuable, if other than US$5,000;

•

each office or agency where payments on the Offered Securities will be made (if other than the offices or agencies described under the heading “Payment” below) and each office or agency where the Offered Securities may be presented for registration of transfer or exchange;

•	if other than United States dollars, the currency in which the Offered Securities are denominated or the currency in which the Corporation will make payments on the Offered Securities;

•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Offered Securities; and

•

any other terms of the Offered Securities which apply solely to the Offered Securities, or terms described herein as generally applicable to the Debt Securities which are not to apply to the Offered Securities.

The Corporation may issue Debt Securities under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and, in such circumstances, the Corporation may offer and sell those Debt Securities at a discount below their stated principal amount. The Corporation will describe in the applicable Prospectus Supplement any Canadian and U.S. federal income tax consequences and other special considerations applicable to any discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes.

Any Debt Securities issued by the Corporation will be direct, unconditional and unsecured obligations of the Corporation and will rank equally among themselves and with all of the Corporation’s other unsecured, unsubordinated obligations, except to the extent prescribed by law. The Corporation will agree to provide to the Trustee (i) annual reports containing audited financial statements and (ii) quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

Form, Denomination, Exchange and Transfer

Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will issue Debt Securities only in fully registered form without coupons, and in denominations of US$2,000 and integral multiples of US$1,000. Debt Securities may be presented for exchange and registered Debt Securities may be presented for registration of transfer in the manner to be set forth in the Indenture and in the applicable Prospectus Supplement, without service charges. The Corporation may, however, require payment sufficient to cover any taxes or other governmental charges due in connection with the exchange or transfer. The Corporation will appoint the Trustee as security registrar. Bearer Debt Securities and the coupons applicable to bearer Debt Securities thereto will be transferable by delivery.

Payment

Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will make payments on registered Debt Securities (other than Global Securities) at the office or agency of the Trustee, except that the Corporation may choose to pay interest (a) by check mailed to the address of the person entitled to such payment as specified in the security register, or (b) by wire transfer to an account maintained by the person entitled to such payment as specified in the security register. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will pay any interest due on registered Debt Securities to the persons in whose name such registered Securities are registered on the day or days specified in the applicable Prospectus Supplement.

Registered Global Securities

Unless otherwise indicated in the applicable Prospectus Supplement, registered Debt Securities of a series will be issued in global form that will be deposited with, or on behalf of, a depositary (the “Depositary”) identified in the Prospectus Supplement. Global Securities will be registered in the name of the Depositary, and the Debt Securities included in the Global Securities may not be transferred to the name of any other direct holder unless the special circumstances described below occur. Any person wishing to own Debt Securities issued in the form of Global Securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that, in turn, has an account with the Depositary.

Special Investor Considerations for Global Securities

The Corporation’s obligations under the Indenture, as well as the obligations of the Trustee and those of any third parties employed by the Corporation or the Trustee, run only to persons who are registered as holders of Debt Securities. For example, once the Corporation makes payment to the registered holder, the Corporation has no further responsibility for the payment even if that holder is legally required to pass the payment along to an investor but does not do so. As an indirect holder, an investor’s rights relating to a Global Security will be governed by the account rules of the investor’s financial institution and of the Depositary, as well as general laws relating to debt securities transfers.

An investor should be aware that when Debt Securities are issued in the form of Global Securities:

•	the investor cannot have Debt Securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her interest in the Debt Securities;

•

the investor must look to his or her own bank, brokerage firm or other financial institution for payments on the Debt Securities and protection of his or her legal rights relating to the Debt Securities;

•

the investor may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to hold the physical certificates of Debt Securities that they own;

•

the Depositary’s policies will govern payments, transfers, exchange and other matters relating to the investor’s interest in the Global Security; the Corporation and the Trustee will have no responsibility for any aspect of the Depositary’s actions or for its records of ownership interests in the Global Security; the Corporation and the Trustee also do not supervise the Depositary in any way; and

•	the Depositary will usually require that interests in a Global Security be purchased or sold within its system using same-day funds.

Special Situations When Global Security Will be Terminated

In a few special situations described below, a Global Security will terminate and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, an investor may choose whether to hold Debt Securities directly or indirectly through an account at its bank, brokerage firm or other financial institution. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in Debt Securities transferred into their own names, so that they will be registered holders of the Debt Securities represented by each Global Security.

The special situations for termination of a Global Security are:

•	when the Depositary notifies the Corporation that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named); and

•	when and if the Corporation decides to terminate a Global Security.

The Prospectus Supplement may list situations for terminating a Global Security that would apply only to the particular series of Debt Securities covered by the Prospectus Supplement. When a Global Security terminates, the Depositary (and not the Corporation or the Trustee) will be responsible for deciding the names of the institutions that will be the initial direct holders.

Events of Default

Unless otherwise indicated in the applicable Prospectus Supplement, the term “Event of Default” with respect to Debt Securities of any series means any of the following:

(a)	default in the payment of the principal of (or any premium on) any Debt Security of that series at its Maturity;

(b)	default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(c)	default in the deposit of any sinking fund payment, when the same becomes due by the terms of the Debt Securities of that series;

(d)

default in the performance, or breach, of any other covenant or agreement of the Corporation in the Indenture in respect of the Debt Securities of that series (other than a covenant or agreement for which default or breach is specifically dealt with elsewhere in the Indenture), where such default or breach continues for a period of 90 days after written notice thereof to the Corporation by the Trustee or the holders of at least 25 per cent in principal amount of all outstanding Debt Securities affected thereby;

(e)	certain events of bankruptcy, insolvency or reorganization; or

(f)	any other event of default provided with respect to the Debt Securities of that series.

If an Event of Default occurs and is continuing with respect to Debt Securities of any series, then the Trustee or the holders of not less than 25 per cent in principal amount of the outstanding Debt Securities of that series may require the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Debt Securities of that series and any accrued but unpaid interest on such Debt Securities be paid immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of such series (or of all series, as the case may be), by written notice to the Corporation and the Trustee, may, under certain circumstances, rescind and annul such acceleration. The applicable Prospectus Supplement will contain provisions relating to acceleration of the maturity of a portion of the principal amount of Original Issue Discount Securities or Indexed Securities upon the occurrence of any Event of Default and the continuation thereof.

Other than its duties in the case of an Event of Default, the Trustee will not be obligated to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless the holders have offered to the Trustee reasonable indemnity. If the holders provide reasonable indemnity, the holders of a majority in principal amount of the outstanding Debt Securities of all series affected by an Event of Default may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of all series affected by such Event of Default.

No holder of a Debt Security of any series will have any right to institute any proceedings, judicial or otherwise, unless:

•	such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series;

•

the holders of at least 25 per cent in principal amount of the outstanding Debt Securities of all series affected by such Event of Default have made written request and have offered reasonable indemnity to the Trustee to institute such proceedings as trustee; and

•

the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in the aggregate principal amount of outstanding Debt Securities of all series affected by such Event of Default a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, these limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of principal of or interest on such Debt Security on or after the applicable due date of such payment.

The Corporation will be required to furnish to the Trustee annually an officers’ certificate as to the performance of certain of its obligations under the Indenture and as to any default in such performance.

Defeasance

In this section, the term “defeasance” means discharge from some or all of the Corporation’s obligations under the Indenture with respect to Debt Securities of a particular series. Unless otherwise stated in the applicable Prospectus Supplement, if the Corporation deposits with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity or a redemption date of the Debt Securities of a particular series, then at its option:

•

the Corporation will be discharged from its obligations with respect to the Debt Securities of such series with certain exceptions, and the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities and certain other limited rights. Such holders may look only to such deposited funds or obligations for payment; or

•	the Corporation will no longer be under any obligation to comply with certain covenants under the Indenture, and certain Events of Default will no longer apply to it.

Unless otherwise stated in the applicable Prospectus Supplement, to exercise defeasance the Corporation also must deliver to the Trustee:

•

an opinion of U.S. counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities of the applicable series to recognize income, gain or loss for U.S. federal income tax purposes and that holders of the Debt Securities of that series will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

•

an opinion of Canadian counsel or a ruling from Canada Revenue Agency that there would be no such recognition of income, gain or loss for Canadian federal or provincial income tax purposes and that holders of the Debt Securities of that series will be subject to Canadian federal and provincial income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

In addition, no Event of Default with respect to the Debt Securities of the applicable series can have occurred and the Corporation cannot be an insolvent person under the Bankruptcy and Insolvency Act (Canada). In order for U.S. counsel to deliver the opinion that would allow the Corporation to be discharged from all of its obligations under the Debt Securities of any series, the Corporation must have received from, or there must have been published by, the Internal Revenue Service a ruling, or there must have been a change in law so that the deposit and defeasance would not cause holders of the Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and so that such holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Modifications and Waivers

The Corporation may modify or amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by such modification or amendment; provided, however, unless otherwise stated in the applicable Prospectus Supplement, that the Corporation will be required to receive consent from the holder of each outstanding Debt Security of such affected series to:

•	change the stated maturity of the principal of, or interest on, such outstanding Debt Security;

•	reduce the principal amount of or interest on such outstanding Debt Security;

•	reduce the amount of the principal payable upon the acceleration of the maturity of an outstanding Original Issue Discount Security;

•	change the place or currency of payments on such outstanding Debt Security;

•

reduce the percentage in principal amount of outstanding Debt Securities of such series, from which the consent of holders is required to modify or amend the Indenture or waive compliance with certain provisions of the Indenture or waive certain defaults; or

•	modify any provisions of the Indenture relating to modifying or amending the Indenture or waiving past defaults or covenants except as otherwise specified.

The holders of a majority in principal amount of Debt Securities of the affected series may waive the Corporation’s compliance with certain restrictive provisions of the Indenture with respect to such series. The holders of a majority in principal amount of outstanding Debt Securities of all series with respect to which an Event of Default has occurred may waive any past default under the Indenture, except a default in the payment of the principal of or interest on any Debt Security or in respect of any item listed above.

The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency, or to make any change, in any case, that does not adversely affect the interests of any holder of such Debt Securities.

Consent to Jurisdiction and Service

Under the Indenture, the Corporation will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Offered Securities or the Indenture that may be instituted in any United States federal or New York state court located in The City of New York, and will submit to such non-exclusive jurisdiction.

Governing Law

The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The Trustee under the Indenture or its affiliates may provide banking and other services to the Corporation in the ordinary course of their business.

The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Corporation’s creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions with the Corporation. If the Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Trustee must eliminate the conflict or resign.

Subscription Receipts

The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Debt Securities, Warrants, Units or any combination thereof. The Subscription Receipts may be offered separately or together with other Securities, as the case may be. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Corporation and an escrow agent (the “Escrow Agent”) that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. You should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering or Subscription Receipts will be filed by the Corporation with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Corporation has entered into it.

The particular terms of each issue of Subscription Receipts will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of such Subscription Receipts being offered;

•	the price at which such Subscription Receipts will be offered;

•

the designation, number and terms of the Common Shares, Debt Securities, Warrants, Units or any combination thereof to be received by the holders of such Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

•

the conditions (the “Release Conditions”) that must be met in order for holders of such Subscription Receipts to receive, for no additional consideration, Common Shares, Debt Securities, Warrants, Units or any combination thereof;

•

the procedures for the issuance and delivery of the Common Shares, Debt Securities, Warrants, Units or any combination thereof to holders of such Subscription Receipts upon satisfaction of the Release Conditions;

•

whether any payments will be made to holders of such Subscription Receipts upon delivery of the Common Shares, Debt Securities, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;

•	the identity of the Escrow Agent;

•

the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•

the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Corporation upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

•

procedures for the refund by the Escrow Agent to holders of such Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•

any contractual right of rescission to be granted to initial purchasers of such Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Corporation to purchase such Subscription Receipts in the open market by private agreement or otherwise;

•	if the Subscription Receipts are issued as a Unit with another Security, the date, if any, on and after which the Subscription Receipts and the other Security will be separately transferable;

•	whether the Corporation will issue such Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

•	whether the Corporation will issue such Subscription Receipts as bearer securities, as registered securities or both;

•

provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of such Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Debt Securities, Warrants or Units, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	whether the Corporation will apply to list such Subscription Receipts on any exchange;

•	material United States and Canadian federal income tax consequences of owning such Subscription Receipts; and

•	any other material terms or conditions of such Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Corporation. Holders of Subscription Receipts are entitled only to receive Common Shares, Debt Securities, Warrants, Units or a combination thereof on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Corporation (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Corporation may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Units

The following description sets forth certain general terms and provisions of the Units that may be issued hereunder and is not intended to be complete. Units may be issued at various times comprising any combination of the other Securities described in this Prospectus. Each Unit will be issued so that the holder of such Unit is also the holder of each Security composing such Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security (except in some cases where the right to transfer an included Security of a Unit may not occur without the transfer of the other included Security comprising part of such Unit). The Units may be offered separately or together with other Securities, as the case may be.

The particular terms of each issue of Units will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of Units;

•	the price at which the Units will be offered;

•	the designation and terms of the Units and the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•	whether the Corporation will apply to list the Units on any exchange;

•	the material United States and Canadian Federal income tax consequences of owning the Units, including how the purchase price paid will be allocated among the Securities comprising the Units; and

•	whether the Units will be issued in fully registered or global form.

Warrants

The following description sets forth certain general terms and provisions of Warrants for the purchase of Common Shares, Units or Debt Securities that may be issued hereunder and is not intended to be complete. The Warrants may be offered separately or together with other Securities, as the case may be. Warrants may be issued at various times under one or more warrant indentures to be entered into by the Corporation and one or more banks or trust companies acting as warrant agent.

The statements made in this Prospectus relating to any warrant indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable warrant indenture. You should refer to the warrant indenture relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture relating to an offering or Warrants will be filed by the Corporation with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Corporation has entered into it.

The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•

the designation, number and terms of the Common Shares, Units or Debt Securities, as applicable, purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the exercise price of the Warrants;

•	if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•

provisions as to modification, amendment or variation of the warrant indenture or any rights or terms of such Warrants, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Units, or Debt Securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	material United States and Canadian federal income tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities subject to the Warrants. The Corporation may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986), including, to the extent applicable, such consequences relating to Debt Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PRIOR SALES

Information in respect of the Common Shares that were issued within the previous twelve-month period, Common Shares that were issued upon the exercise of options or upon the vesting of restricted share units, and in respect of the grant of options or restricted share units to acquire our Common Shares will be provided as required in any applicable Prospectus Supplement.

MARKET FOR SECURITIES

The Common Shares are listed and posted for trading on the TSX in Canada under the symbol “PAA” and are listed on the NASDAQ in the United States under the symbol “PAAS”. Trading price and volume of the Common Shares will be provided as required in each Prospectus Supplement to this Prospectus.

RISK FACTORS

An investment in Securities of the Corporation is subject to certain risks, which should be carefully considered by prospective investors before purchasing such Securities. In addition to the other information set out or incorporated by reference in this Prospectus currently and from time to time, investors should carefully consider the risk factors incorporated by reference in this Prospectus referred to below and the risk factors set forth in any applicable Prospectus Supplement. Any one of such risk factors could materially affect the Corporation’s business, financial condition and/or future operating results and prospects and could cause actual events to differ materially from those described in forward-looking statements and information relating to the Corporation. Additional risks and uncertainties not currently identified by the Corporation or that the Corporation currently believes not to be material also may materially and adversely affect the Corporation’s business, financial condition, operations or prospects. Investors should carefully consider the risks described under the heading “Risks Related to our Business” in the Annual Information Form, the risk factors described in the Annual MD&A and the risk factors set forth in any applicable Prospectus Supplement. See “Documents Incorporated by Reference.”

INTERESTS OF EXPERTS

Deloitte LLP, an Independent Registered Public Accounting Firm, is the auditor of Pan American Silver and is independent within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia and the rules and standards of the United States Public Company Accounting Oversight Board and the securities laws and regulations administered by the SEC.

The qualified persons as defined by NI 43-101 who have prepared or supervised the preparation of Pan American Silver’s mineral reserve and mineral resource estimates as at December 31, 2015, and who supervised the preparation of and approved the scientific and technical information disclosed in the Annual Information Form, as described under the heading “Scientific and Technical Information” on page 6 of the Annual Information Form, are Michael Steinmann, P. Geo., President and Chief Executive Officer, Martin Wafforn, P. Eng. Vice President, Technical Services, Martin Dupuis, P. Geo., Director of Geology, Pamela De Mark, P. Geo., Director of Resources, and Americo Delgado, P. Eng., Director of Metallurgy, all of whom are employees of Pan American Silver.

None of Michael Steinmann, P. Geo., Martin Wafforn, P. Eng., Martin Dupuis, P. Geo., Pamela De Mark, P. Geo., or Americo Delgado, P. Eng. beneficially owns, directly or indirectly, 1% or more of any class of Pan American Silver’s outstanding securities.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon on behalf of the Corporation by Borden Ladner Gervais LLP, as to Canadian legal matters, and Skadden, Arps, Slate, Meagher & Flom LLP, as to United States legal matters. As of the date hereof, the partners and associates of Borden Ladner Gervais LLP own, directly or indirectly, less than 1% of the Common Shares.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Corporation is a British Columbia corporation and its principal place of business is outside the United States. The majority of the directors and officers of the Corporation and the experts named under “Interests of Experts” herein are resident outside of the United States and a substantial portion of the Corporation’s assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Corporation, its directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Corporation or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws. The Corporation has been advised by its Canadian counsel, Borden Ladner Gervais LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Corporation has also been advised by Borden Ladner Gervais LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

The Corporation filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed CT Corporation System, 111 Eighth Avenue, New York, New York, 10011 as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the offering of Securities under this Prospectus.

Michael Carroll and Noel Dunn, directors of the Corporation, reside outside of Canada. Michael Carroll and Noel Dunn have appointed the following agent for service of process:

Name of Person	Name and Address of Agent

Michael Carroll	Pan American Silver Corp. 1500 – 625 Howe Street, Vancouver, British Columbia, V6C 2T6

Noel Dunn	Pan American Silver Corp. 1500 – 625 Howe Street, Vancouver, British Columbia, V6C 2T6

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the person has appointed an agent for service of process.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification.

Division 5 of Part 5 of the Business Corporations Act of British Columbia (the “BCBCA”) consists of Sections 159 through 165. Section 160 provides that a corporation may: (i) indemnify an eligible party (an individual who is or was a director or officer of the company, is or was a director of another corporation at a time when the corporation is or was an affiliate of the company or at the request of the company, or at the request of the company, is or was or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity) against judgments, penalties or fines awarded as the result of an eligible proceeding (a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to the proceeding); and/or (ii) pay the expenses of an eligible party actually and reasonably incurred by the eligible party in respect of such an eligible proceeding after final disposition. Section 161 provides that a British Columbia corporation must pay the expenses actually and reasonably incurred by an eligible party in respect of an eligible proceeding if the eligible party has not been reimbursed for those expenses and is wholly successful in defending any such proceeding on the merits. Notwithstanding the foregoing, Section 163 prohibits a British Columbia corporation from granting such an indemnity to an eligible party if:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time the agreement to give indemnity was made, the corporation was prohibited from agreeing to grant it by its memorandum or articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify and, at the time the indemnity or payment is made, the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation or associated corporation, as the case may be;

(d)

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing his or her conduct in respect of which the proceeding was brought was lawful.

Section 164 of the BCBCA provides that, regardless of whether the payment of expenses or indemnification has been sought, authorized or declined under Division 5, on the application of a corporation or an eligible party, the court may do one or more of the following:

(a)	order a corporation to indemnify an eligible party against any liability incurred in respect of an eligible proceeding;

(b)	order a corporation to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or a payment under, an agreement of indemnification entered into by the corporation;

(d)	order a corporation to pay some or all expenses actually and reasonably incurred by any person in obtaining a court order under Section 164 of the BCBCA; or

(e)	make any other order that the court deems appropriate.

The Articles of the Registrant further provide that the Registrant must indemnify a person who is or was a director, alternate director or officer of the Registrant, and each of their respective heirs and legal personal representatives, against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, such a proceeding, and the Registrant must, after the final disposition of such a proceeding, pay the expenses actually and reasonably incurred by such party in respect of that proceeding. The failure of a party to comply with the provisions of the BCBCA or the Registrant’s Articles does not invalidate any indemnity to which he or she is entitled under the Registrant’s Articles.

The Registrant maintains a policy of directors’ and officers’ liability insurance that insures directors and officers for losses as a result of claims against the directors and officers of the Registrant under the indemnity provisions under the Articles and the BCBCA.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

The following exhibits have been or will be filed as part of the Registration Statement:

Exhibit No.	Description

4.1

Annual information form of the Registrant for the year ended December 31, 2015, dated March 24, 2016 (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2015 filed with the SEC on March 24, 2016 (File No. 000-13727)).

4.2

Audited consolidated financial statements of the Registrant for the years ended December 31, 2015 and 2014, together with the independent registered public accounting firm’s report thereon and the notes thereto (incorporated by reference to Exhibit 1.3 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2015 filed with the SEC on March 24, 2016 (File No. 000-13727)).

4.3

Management’s discussion and analysis of the Registrant for the year ended December 31, 2015 (incorporated by reference to Exhibit 1.2 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2015 filed with the SEC on March 24, 2016 (File No. 000-13727)).

4.4

Unaudited condensed interim consolidated financial statements of the Registrant for the three months ended March 31, 2016 and 2015, together with the notes thereto (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K filed with the SEC on May 12, 2016 (File No. 000-13727)).

4.5

Management’s discussion and analysis of the Registrant for the three months ended March 31, 2016 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K filed with the SEC on May 12, 2016 (File No. 000-13727)).

4.6

Management information circular of the Registrant dated April 7, 2016, prepared in connection with the annual and special meeting of shareholders of the Registrant held on May 11, 2016 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K filed with the SEC on April 14, 2016 (File No. 000-13727)).

5.1**	Consent of Deloitte LLP.

5.2*	Consent of Martin Wafforn.

5.3*	Consent of Michael Steinmann.

5.4*	Consent of Pamela De Mark.

5.5*	Consent of Americo Delgado.

5.6*	Consent of Martin Dupuis.

6.1	Powers of Attorney (contained in the signature page of the Form F-10 Registration Statement filed with the Commission on July 11, 2016).

7.1**	Form of Indenture.

*Previously filed.

** Filed herewith.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in such securities.

Item 2. Consent to Service of Process.

(a)	The Registrant has previously filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)

Pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, the Registrant will designate at a later date a U.S. trustee under the indenture included as Exhibit 7.1 hereto, and will file at such later date an application for determining the U.S. trustee’s eligibility under the Trust Indenture Act of 1939, as amended.

(c)

Any change to the name or address of the Registrant’s agent for service of process shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III - 1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, British Columbia, Canada on July 21, 2016.

PAN AMERICAN SILVER CORP.

By:	/s/ Michael Steinmann
Name: Michael Steinmann
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated, on July 21, 2016.

Signature	Title

/s/ Michael Steinmann	Michael Steinmann
Director and Chief Executive Officer (Principal Executive Officer)

*	A. Robert Doyle
Chief Financial Officer (Principal Financial and Accounting Officer)

*	Ross J. Beaty
Chairman of the Board of Directors

*	Michael Carroll
Director

*	Neil de Gelder
Director

*	David C. Press
Director

*	Walter T. Segsworth
Director

*	Noel Dunn
Director

*	Gillian Winckler
Director

By:	/s/ Michael Steinmann
Michael Steinmann
Attorney-in-Fact
July 21, 2016

III - 2

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, in the City of Vancouver, British Columbia, Canada on July 21, 2016.

PAN AMERICAN MINERALS INC.
(Authorized Representative)

By:	/s/ Michael Steinmann
Name: Michael Steinmann
Title: Authorized Signatory

III - 3

EXHIBITS

The following exhibits have been or will be filed as part of the Registration Statement:

Exhibit No.	Description

4.1

Annual information form of the Registrant for the year ended December 31, 2015, dated March 24, 2016 (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2015 filed with the SEC on March 24, 2016 (File No. 000-13727)).

4.2

Audited consolidated financial statements of the Registrant for the years ended December 31, 2015 and 2014, together with the independent registered public accounting firm’s report thereon and the notes thereto (incorporated by reference to Exhibit 1.3 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2015 filed with the SEC on March 24, 2016 (File No. 000-13727)).

4.3

Management’s discussion and analysis of the Registrant for the year ended December 31, 2015 (incorporated by reference to Exhibit 1.2 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2015 filed with the SEC on March 24, 2016 (File No. 000-13727)).

4.4

Unaudited condensed interim consolidated financial statements of the Registrant for the three months ended March 31, 2016 and 2015, together with the notes thereto (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K filed with the SEC on May 12, 2016 (File No. 000-13727)).

4.5

Management’s discussion and analysis of the Registrant for the three months ended March 31, 2016 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K filed with the SEC on May 12, 2016 (File No. 000-13727)).

4.6

Management information circular of the Registrant dated April 7, 2016, prepared in connection with the annual and special meeting of shareholders of the Registrant held on May 11, 2016 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K filed with the SEC on April 14, 2016 (File No. 000-13727)).

5.1**	Consent of Deloitte LLP.

5.2*	Consent of Martin Wafforn.

5.3*	Consent of Michael Steinmann.

5.4*	Consent of Pamela De Mark.

5.5*	Consent of Americo Delgado.

5.6*	Consent of Martin Dupuis.

6.1	Powers of Attorney (contained in the signature page of the Form F-10 Registration Statement filed with the Commission on July 11, 2016).

7.1**	Form of Indenture.

*Previously filed.

** Filed herewith.

III - 4